Exhibit 10.16.2

GUARANTY OF PAYMENT AND PERFORMANCE

THIS GUARANTY OF PAYMENT AND PERFORMANCE (this “Guaranty”) is made as of the 30th day of April, 2010, by Newtek Business Services, Inc., a corporation organized under the laws of the State of New York having an address at 1440 Broadway, 17th Floor, New York, NY 10018 (the “Guarantor”), in favor of Capital One, N.A., having its principal place of business at 275 Broadhollow Road, Melville, New York 11747 (“Lender”).

R E C I T A L S :

WHEREAS, the Lender has agreed to make a loans to Crystaltech Web Hosting, Inc. a wholly owned subsidiary of Guarantor and Newtek Small Business Finance, Inc. directly and indirectly a wholly owned subsidiary of Guarantor (jointly and severally the “Borrowers”) in the aggregate principal sum of up to Fifteen Million and No/100 dollars ($15,000,000.00) (collectively the “Loan”), which Loan is evidenced by one or more promissory notes made by Borrowers of even date herewith (collectively, together with all extensions, renewals, modifications, substitutions and amendments thereof, the “Notes”).

WHEREAS, the Loan is secured by, among other things, a Loan and Loan and Security Agreement (together with all extensions, renewals, modifications, substitutions and amendments thereof, the “Loan and Security Agreement”; unless otherwise indicated, capitalized terms used herein which are not defined shall have the respective meanings assigned to them in the Loan and Security Agreement), dated as of the date hereof, which grants Lender a first priority lien on the Property.

WHEREAS, Lender requires as a condition to the making of the Loan that Guarantor shall have executed and delivered this Guaranty for the benefit of Lender; and

WHEREAS, Guarantor believes that the financing arrangements between Borrowers and Lender will further the business and interests of Guarantor;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce Lender to make the Loan to Borrowers, Guarantor hereby represents, warrants and covenants to Lender as follows:

1. Authorization and Enforceability of Loan Documents. Guarantor has taken all steps required to authorize and has in its capacity as shareholder of the Borrowers authorized the execution and delivery of the Notes and Loan and Security Agreement. To the best of its knowledge the Notes and Loan and Security Agreement have been duly authorized and executed by Borrowers and are legal, valid and binding instruments, enforceable against Borrowers in accordance with their respective terms subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other legal or equitable principles now or hereafter in effect generally affecting creditors’ rights and remedies.

2. Obligations Guaranteed. Guarantor unconditionally guarantees to Lender (i) the prompt and unconditional payment of all of the Obligations under the Loan and Security Agreement, including without limit the Loan and the interest thereon, whether now or hereafter advanced, as the same shall become due and payable under the Notes and the Loan and Security Agreement, as well as under any whether at stated maturity, by acceleration or otherwise, and any and all sums of money which, at the time, may have become or become due and payable under the provisions of the Loan and Security Agreement or any other Loan Document, and the due and prompt performance of all of the terms, agreements, covenants and conditions of the Notes, the Loan and Security Agreement and the other Loan Documents; (ii) payment in full of any and all expenses that may be paid or incurred by Lender in the collection of all or any portion of the Guarantors’ obligations hereunder or the exercise or enforcement of any one or more of the other rights, powers, privileges, remedies and interests of the Lender under the Loan Documents or hereunder, irrespective of the manner or success of any such collection, exercise or enforcement, and whether or not such expenses constitute part of the Borrowers’ obligations; and (iii) performance of all Borrowers’ (and all of the other entities guaranteeing the Loan) covenants and obligations contained herein and/or therein. Guarantor’s obligation to cause Borrower and the other guarantor’s to take any action with respect to their respective covenants and obligations shall be limited to those actions consistent with its status as the sole stockholder (or as a member or majority stockholder as applicable) of such parties and shall be exercised through the power consequent upon such status.

3. Unconditional Guaranty. This Guaranty is an absolute, unconditional, present and continuing guaranty of payment and performance and not of collection and is in no way conditioned or contingent upon any attempt to enforce Lender’s rights against Borrowers or to collect from the Borrowers or upon any other condition or contingency; accordingly, Lender shall have the right to proceed against any Guarantor immediately upon any Event of Default under the Loan Documents without taking any prior action or proceeding to enforce the Loan Documents or any of them or for the liquidation or foreclosure of any security Lender may at any time hold pursuant thereto. Guarantor hereby waives and releases any claim (within the meaning of 11 U.S.C. § 101) which Guarantor may have against Borrowers arising from a payment made by Guarantor under this Guaranty and agrees not to assert or take advantage of any subrogation rights of Guarantor or any right of Guarantor to proceed against Borrowers for reimbursement. It is expressly understood that the waivers and agreements of Guarantor constitute additional and cumulative benefits given to Lender for its security and as an inducement for its extension of credit to Borrowers.

4. Liability Unimpaired. Guarantor’s liability hereunder shall in no way be limited or impaired by, and each Guarantor hereby consents to and agrees to be bound by, any amendment, extension or modification of the provisions of any of the Loan Documents or any other instrument made to or with Lender by Borrowers or any other Guarantor, or any Person who succeeds Borrowers as owner of all or part of the Property prior to foreclosure of the Loan and Security Agreement or exercise of any power of sale contained therein. In addition, each Guarantor’s liability hereunder shall in no way be limited or impaired by (i) any extensions of time for performance required by any of said documents, (ii) any sale, assignment or foreclosure of the Notes or Loan and Security Agreement or any sale or transfer of all or part of the property covered by the Loan and Security Agreement, (iii) any exculpatory provision in any of said instruments limiting Lender’s recourse to the Property or to any other security, or limiting Lender’s rights to a deficiency judgment against Borrowers, (iv) the release of Borrowers or any other person (including, without limit, any other Guarantor) from performance or observance of any of the agreements, covenants, terms or conditions contained in any of said instruments by operation of law or otherwise, (v) the release or substitution in whole or in part of any security for the Loan, (vi) Lender’s failure to record the Loan and Security Agreement or file any UCC financing statements (or Lender’s improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Loan, (vii) the invalidity, irregularity or unenforceability, in whole or in part, of any of the Loan Documents, this Guaranty or any other instrument or agreement executed or delivered to Lender in connection with the Loan, except to the extent that there is a final adjudication by a court of competent jurisdiction of a valid defense to Borrowers ’s obligations under the Loan Documents to payment of the Indebtedness, (viii) the inaccuracy of any of the representations and warranties made by Borrowers in the Loan and Security Agreement, the other Loan Documents or any disbursement certificates or requests for disbursements made under the Loan Agreement, or (ix) any other action or circumstance whatsoever which constitutes, or might be construed to constitute, a legal or equitable discharge or defense (except full payment and satisfaction) of Borrowers for its obligations under any of the Loan Documents or of any Guarantor under this Guaranty; and, in any such case, whether with or without notice to each Guarantor and with or without consideration.

5. Preservation of Loan Documents. Guarantor will cause Borrowers to maintain and preserve the enforceability of the Loan Documents as the same may be modified and will not permit Borrowers to take or to fail to take actions of any kind, the taking of which or the failure to take which might be the basis for a claim that a Guarantor has a defense to a Guarantor’s obligations hereunder.

6. Security; Events of Default. Pursuant to the terms of a Guarantor Security Agreement of even date herewith, as security for any and all of the obligations of Guarantor under this Guaranty, now existing or hereafter arising hereunder or otherwise (collectively, the “Liabilities”), each Guarantor hereby grants to the Lender a lien upon and a security interest in any and all moneys or other property (i.e., goods and merchandise, as well as any and all documents relative thereto; funds, securities, chooses in action and any and all other forms of property whether real, personal or mixed, and any right, title or interest of each Guarantor therein or thereto), and the proceeds thereof, which have been, or may hereafter be, deposited or delivered to the Lender (or with any third party acting on the Lender’s behalf) by or for the account or credit of the Guarantor whether for safekeeping, custody, pledge, deposit, transmission, collection or otherwise and a lien upon and a security interest in all of its other assets pursuant to a security agreement of even date herewith. All remittances and property shall be deemed delivered to the Lender as soon as put in transit to the Lender by mail or carrier.

Upon the occurrence of any of the following events or any other agreement with Lender (each an “Event of Default”): (a) any Guarantor defaults under this Guaranty or any Loan Document or any other agreement with Lender to which any Guarantor is a party; (b) any representation or warranty made by any Guarantor herein or in any other Loan Document to which any Guarantor is a party is false or untrue as of the date such representation or warranty is made; (c) any Guarantor commences any case, proceeding, or other action under any law of any jurisdiction relating to bankruptcy, insolvency, reorganization, or relief of debtors or seeks to have an order for relief entered with respect to any Guarantor or seeks to be adjudicated a bankrupt or insolvent, or seeks reorganization, arrangement, adjustment, liquidation, dissolution, composition or other relief with respect to any Guarantor or any Guarantor’s debts, or seeks the appointment of a receiver, trustee, custodian, or other similar official for any Guarantor or for all or any substantial part of any Guarantor’s property; (d) any Guarantor makes a general assignment for the benefit of creditors; (e) there is commenced against any Guarantor, any case, proceeding or other action of the type referred to in clause (c) above or seeking the issuance of a warrant of attachment, execution, distrait, or similar process against all or any substantial part of any Guarantor’s property, which case, proceeding or other action results in an entry of an order for relief or is not dismissed, discharged or bonded within sixty days of the commencement thereof; (f) any Guarantor takes any action indicating such Guarantor’s consent to, approval of, or acquiescence in or in furtherance of, any of the acts set forth in clause (c) and (e) above; (g) the Guarantor admits in writing such Guarantor’s inability to pay such Guarantor’s debts as they mature; (h) any Guarantor terminates or dissolves or suspends such Guarantor’s usual business activities or conveys, sells, leases, transfers or otherwise disposes of all or a substantial part of such Guarantor’s property, business or assets other than in the ordinary course of business; or (j) there shall be any default under or demand made under any other financing agreement or guaranty to which it is a party (k) the existence or occurrence at any time of one or more conditions or events which, in the reasonable good faith opinion of the Lender, has resulted or is reasonably likely to result in a material adverse change in the business, properties or financial condition of such Guarantor; then, any or all of the obligations of Guarantor shall, at the Lender’s option, become (for the purpose of this Guaranty) immediately due and payable by the Guarantor, without demand or notice. In addition, upon the occurrence of any Event of Default, the Lender shall have all of the rights and remedies provided to a secured party by the Uniform Commercial Code as in effect in New York State at that time. Guarantor agrees that in the event that notice is necessary, written notice provided in accordance with paragraph 26 of this Guaranty and given below five Business Days prior to the date of public sale of the property subject to the lien and security interest created herein or prior to the date after which private sale or any other disposition of said property will be made shall constitute reasonable notice.

7. Indemnification; Payments; Certain Waivers. Guarantor (i) waives any right or claim of right to cause a marshalling of Borrowers ’s assets or to cause Lender to proceed against any of the security for the Loan or for the obligations guaranteed hereby before proceeding against Guarantor, (ii) agrees that any payments required to be made by Guarantor hereunder shall become due on demand in accordance with the terms of paragraph 2 hereof and without presentment to Borrowers, demand for payment or protest, or notice of non-payment or protest, and (iii) except as hereinafter provided, expressly waives and relinquishes all rights and remedies accorded by applicable law to guarantors. Without limiting the generality of the foregoing, Guarantor hereby waives all rights (x) to participate in any claim or remedy Lender may now or hereafter have against Borrowers or in any collateral which Lender has or hereafter may acquire for the obligations guaranteed hereby and (y) except as provided below, to contribution, indemnification, set-off, exoneration or reimbursement, whether from Borrowers, any Guarantor, or any other person now or hereafter primarily or secondarily liable for any of Borrowers’ obligations to Lender, and whether arising by contract or operation of law or otherwise by reason of Guarantor’s execution, delivery or performance of this Guaranty. Guarantor does not waive and hereby retains all rights of subrogation, contribution, indemnification, set-off or reimbursement against Borrowers or any other Guarantor that Guarantor may have (the “Undersigned’s Rights”); provided however that (i) this Guaranty shall neither be contingent upon the existence of the Undersigned’s Rights nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of the Undersigned’s Rights including, without limitation, any claim that the Undersigned’s Rights were abrogated by any of Lender’ acts, and (ii) until the Loan shall have been paid in full, Guarantor hereby postpones and subordinates (A) the exercise of any and all of the Undersigned’s Rights to Lender’s rights against Guarantor under this Guaranty or against Borrowers under any of the Loan Documents, and (B) any of the Undersigned’s Rights to any collateral securing the Loan.

8. Reinstatement. This Guaranty shall continue to be effective, or be reinstated automatically, as the case may be, if at any time payment, in whole or in part, of any of the obligations guaranteed hereby is rescinded or otherwise must be restored or returned by Lender (whether as a preference, fraudulent conveyance or otherwise) upon or in connection with the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrowers, Guarantor or any other person, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, either Borrower, Guarantor, any other Credit Party or any other person or for a substantial part of Borrowers’, Guarantor’s, Credit Party’s or any of such other person’s property, as the case may be, or otherwise, all as though such payment had not been made. Guarantor further agrees that in the event any such payment is rescinded or must be restored or returned, all costs and reasonable expenses (including, without limitation, reasonable legal fees and expenses) incurred by or on behalf of Lender in defending or enforcing such continuance or reinstatement, as the case may be, shall constitute costs of enforcement, the payment of which is guaranteed by Guarantor pursuant to paragraph 2 above and covered by Guarantor’s indemnity pursuant to paragraph 7 above.

9. Litigation, Compliance with Judgments. Guarantor represents and warrants with respect to itself that there are no actions, suits or proceedings pending or threatened against or affecting such Guarantor, at law, in equity or before or by any governmental authorities which would have a material adverse effect on such Guarantor’s ability to perform his obligations hereunder; to the best of such Guarantor’s knowledge, such Guarantor is not in default with respect to any order, writ, injunction, decree or demand of any court or governmental authorities.

10. No Conflicts. Guarantor represents and warrants with respect to itself that the consummation of the transactions contemplated hereby and the performance of this Guaranty and the other Loan Documents to which such Guarantor is a party have not resulted and will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, bank loan or credit agreement, corporate charter, by-laws, partnership agreement or other instrument to which such Guarantor is a party or by which such Guarantor may be bound or affected.

11. Compliance with Laws. Guarantor represents and warrants with respect to itself that such Guarantor is in compliance with, and the transactions contemplated by the Loan Documents and this Guaranty do not and will not violate any provision of, or require any filing, registration, consent or approval under, any federal, state or local law, rule, regulation, ordinance, order, writ, judgment, injunction, decree, determination or award (hereinafter, “Laws”) presently in effect having applicability to such Guarantor, and agrees that such Guarantor will comply promptly with all laws now or hereafter in effect having applicability to such Guarantor.

12. Accuracy of Information; Full Disclosure. Guarantor represents and warrants with respect to itself that neither this Guaranty nor any documents, financial statements, reports, notices, schedules, certificates, statements or other writings furnished by or on behalf of such Guarantor to Lender in connection with the negotiation of the Loan Documents or the consummation of the transactions contemplated thereby, or required herein or by the other Loan Documents to be furnished by or on behalf of such Guarantor, contains any untrue or misleading statement of a material fact; there is no fact which such Guarantor has not disclosed to Lender in writing which materially affects adversely any of the property covered by the Loan and Security Agreement or the business affairs or financial condition of such Guarantor, or the ability of such Guarantor to perform this Guaranty and the other Loan Documents to which such Guarantor is a party.

13. Financial Statements and Covenants. (a) Guarantor represents and warrants with respect to itself that the most recent financial statements heretofore delivered by such Guarantor to Lender are true and correct in all respects, have been prepared in accordance with sound accounting principles consistently applied and fairly present such Guarantor’s financial condition as of the date thereof, and no material adverse change has occurred in the financial condition reflected therein since the date thereof.

(b) [intentionally omitted]

(c) Guarantor shall deliver to Lender or cause to be delivered to Lender all financial statements required under the Loan and Security Agreement.

(d) Guarantor shall deliver to Lender within twenty (20) days of filing, but in no event more than fifteen (15) days after the last permitted extension for filing without penalty, its signed federal tax returns.

(e) Promptly after a written request therefor, such other financial data or information as the Lender may reasonably request from time to time.

(f) Guarantor agrees and acknowledges that any now existing or hereinafter created loan from the Guarantor to the Borrowers shall at all times be subordinate to the Loan in all respects and absent the consent of the Lender no repayments may be made by the Borrowers in respect thereof.

(g) Guarantor shall at all times during the term of the Loan maintain its primary bank accounts with the Lender.

(h) Guarantor shall provide copies of all financial statements, reports and the like provided to Wells Fargo Business Credit by the Guarantor or CDS Business Services, Inc.

(i) Promptly upon its becoming available, Guarantor shall provide Lender with one copy of each financial statement, report, notice or proxy statement sent by Guarantor to stockholders generally pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and, a copy of each regular or periodic report, and any registration statement, or prospectus in respect thereof, filed by Guarantor with any securities exchange or with federal or state securities and exchange commissions or any successor agency.

(j) Guarantor agrees and acknowledges that it shall maintain all of its Subsidiaries and Affiliates as separate and independent entities consistent with the standards of Section 6.20 of the Loan and Security agreement and shall not allow the Collateral under the Loan and Security Agreement to become intermingled with any Person that is not a Credit Party, nor shall it suffer or permit any of the Collateral to be directly or indirectly pledged to any party other than the Lender.

14. Non-Waiver Remedies Cumulative. No failure or delay on Lender’s part in exercising any right, power or privilege under any of the Loan Documents, this Guaranty or any other document made to or with Lender in connection with the Loan shall operate as a waiver of any such privilege, power or right or shall be deemed to constitute Lender’s acquiescence in any default by Borrowers or Guarantor under any of said documents. A waiver by Lender of any right or remedy under any of the Loan Documents, this Guaranty or any other document made to or with Lender in connection with the Loan on any one occasion shall not be construed as a bar to any right or remedy which Lender otherwise would have on any future occasion. The rights and remedies provided in said documents are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

15. Transfers of Interests in Loan. Guarantor recognizes that Lender may sell and transfer interests in the Loan to one or more participants and/or assignees (collectively, “Participants”) and that all documentation, financial statements, appraisals and other data, or copies thereof, relevant to Borrower, Guarantor or the Loan, may be exhibited or delivered on a confidential basis to and retained by any such Participant or prospective Participant, with a request to any prospective Participant to return such information if it does not become a Participant.

16. Separate Indemnity. Guarantor acknowledges and agrees that Lender’s rights (and Guarantor’s obligations) under this Guaranty shall be in addition to all of Lender’s rights (and all of Guarantor’s obligations) under any indemnity agreement executed and delivered to Lender by Borrowers and/or Guarantor or any other Guarantor in connection with the Loan, and payments by Guarantor under this Guaranty shall not reduce any of Guarantor’s obligations and liabilities under any such indemnity agreement.

17. Severability. Any provision of this Guaranty, or the application thereof to any person or circumstance, which, for any reason, in whole or in part, is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Guaranty (or the remaining portions of such provision) or the application thereof to any other person or circumstance, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision (or portion thereof) or the application thereof to any person or circumstance in any other jurisdiction.

18. Entire Agreement; Amendments. This Guaranty contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements or statements relating to such subject matter, and none of the terms and provisions hereof may be waived, amended or terminated except by a written instrument signed by the Person against whom enforcement of the waiver, amendment or termination is sought.

19. Successors and Assigns. This Guaranty shall be binding upon and shall inure to the benefit of Lender and Guarantor and their respective heirs, personal representatives, successors and assigns. This Guaranty may be assigned by Lender with respect to all or any portion of the obligations guaranteed hereby, and when so assigned Guarantor shall be liable under this Guaranty to the assignee(s) of the portion(s) of the obligations guaranteed hereby so assigned without in any manner affecting the liability of Guarantor hereunder to Lender with respect to any portion of the obligations guaranteed hereby retained by Lender.

20. WAIVER OF TRIAL BY JURY. GUARANTOR, AND BY ITS ACCEPTANCE HEREOF, LENDER, EACH HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. GUARANTOR AND LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

21. ADDITIONAL WAIVERS IN THE EVENT OF ENFORCEMENT. GUARANTOR HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY OR ON BEHALF OF LENDER ON THIS GUARANTY, ANY AND EVERY RIGHT GUARANTOR MAY HAVE TO (I) INJUNCTIVE RELIEF, (II) INTERPOSE ANY COUNTERCLAIM THEREIN (OTHER THAN COMPULSORY COUNTERCLAIMS), AND (III) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. NOTHING HEREIN CONTAINED SHALL PREVENT OR PROHIBIT GUARANTOR FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST LENDER WITH RESPECT TO ANY ASSERTED CLAIM.

22. Governing Law; Submission To Jurisdiction. This Guaranty and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of New York (without giving effect to New York’s principles of conflicts of law). Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of the Courts of New York State or the United States District Court for the Eastern District of New York over any suit, action or proceeding arising out of or relating to this

Guaranty, and Guarantor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any of the Courts of New York State or the United States District Court for the Eastern District of New York may be made by certified or registered mail, return receipt requested, directed to the Guarantor at the address indicated below, and service so made shall be complete five (5) days after the same shall have been so mailed.

23. Paragraph Headings. Any paragraph headings and captions in this Guaranty are for convenience only and shall not affect the interpretation or construction hereof.

24. Liability Unaffected by Release. Subject only to written notice to Guarantor, any other Person liable upon or in respect of any obligation hereby guaranteed, may be released without affecting the liability of Guarantor hereunder.

25. Joint and Several Obligations. If more than one Person comprises Guarantor, then each such Person’s obligations and liability under this Guaranty shall be joint and several.

26. Notices. Notices shall be given in the manner provided in the Loan and Security Agreement and with respect to Guarantor at the address set forth on the signature page hereto. Guarantor acknowledges reviewing the notice provision contained in the Loan and Security Agreement and accepts the provisions thereof.

27. Additional Indebtedness. Without the prior written consent of Lender, so long as any Indebtedness is outstanding, Guarantor shall not incur any direct or indirect indebtedness for borrowed money (including without limit by way of guaranteeing any obligation of any Person other than the Wells Guaranty) other than (i) indebtedness to Lender, and (iii) unsecured trade indebtedness incurred in the ordinary course of business. Guarantor represents that no portion of the collateral pledged to Lender under the Loan Documents is pledged to any other Person (other than with respect to the SBA Loans to the SBA) including without limit to the Wells Fargo Credit facility of CDS Business Services, Inc. as to which Guarantor has granted an unsecured Guaranty which is limited to $800,000.00 (the “Wells Guaranty”) and which guaranteed amount may not be increased.

28. Counterparts. This Guaranty may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement.

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized official as of the date first above stated.

NEWTEK BUSINESS SERVICES INC.

By:	/s/ Barry Sloane
Name: Barry Sloane
Title: Chief Executive Officer Chairman and Chief Executive Officer

Address:	1440 Broadway, 17th Floor,
New York, NY 10018

STATE OF NEW YORK	)
: ss.:
COUNTY OF NEW YORK	)

On the 28th day of April in the year 2010, before me, the undersigned, personally appeared Barry Sloane, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Jessica McCarthy
Notary Public

11